PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

Titanium Metals Corporation	Bruce P. Inglis

1999 Broadway, Suite 4300 Vice President – Finance and Denver, Colorado 80202 Corporate Controller

(303) 296-5600

TIMET ANNOUNCES TIMING FOR RELEASE OF FOURTH
QUARTER 2005 AND FULL YEAR RESULTS

DENVER, COLORADO . . . January 30, 2006 . . . Titanium Metals Corporation (“TIMET” or the “Company”) (NYSE: TIE) today announced that it currently intends to release its fourth quarter 2005 and full year 2005 results contemporaneously with the filing of its 2005 Form 10-K with the Securities and Exchange Commission (“SEC”). The Company currently expects to file such Form 10-K on or before the SEC’s applicable filing deadline of March 16, 2006.

TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

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